SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                            MARGO NURSERY FARMS, INC.
                (Name of Registrant as Specified in Its Charter)



                            MARGO NURSERY FARMS, INC.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To be held on Friday, August 15, 1997


Notice is hereby given that the Annual Meeting of Stockholders of MARGO NURSERY FARMS, INC., a Florida corporation (the "Company"), will be held at the offices of Pietrantoni Mendez & Alvarez, Suite 1901, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico on Friday, August 15, 1997, at 10:00 a.m. (local time), to consider and vote upon the following proposals:

     (1)  To elect five directors; and

     (2) To ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company;

     (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on July 11, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

In order to assure that your vote will be counted, please complete, date, sign and promptly return the accompanying proxy card in the enclosed, postage paid envelope.

By Order of the Board of Directors



Margaret D. Spector,
Secretary


Vega Alta, Puerto Rico
July 15, 1997

                            MARGO NURSERY FARMS, INC.
                                    ROAD 690
                                  KILOMETER 5.8
                          VEGA ALTA, PUERTO RICO 00762


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                          to be held on August 15, 1997



     This Proxy Statement is being furnished to the holders of the Common Stock, $.001 par value (the "Common Stock") of MARGO NURSERY FARMS, INC., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying form of proxy are first being sent to stockholders on or about July 18, 1997.

     The Board of Directors has ordered the Annual Meeting for 1997 to be held on Friday, August 15, 1997, and has fixed the close of business on July 11, 1997, as the record date (the "Record Date") for the determina tion of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. In determining the presence of a quorum at the Annual Meeting, abstentions are counted and "broker non-votes" are not. A "broker non-vote" results when a broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote on a particular matter (even though those shares may be entitled to vote on other matters). The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the articles of incorporation require a greater vote). Therefore, under the Act, abstentions and broker non-votes have no legal effect on whether a matter is approved.

     As of the Record Date, the Company had 1,895,322 outstanding shares of Common Stock. Holders of the Common Stock are entitled to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. The Common Stock is the only class of the Company's securities which is entitled to vote on any matter submitted to a vote at the Annual Meeting.

     Proxies in the accompanying form, properly executed, duly returned to the Company and not revoked, will be voted in the manner specified. If no instructions are made, such shares will, except as provided in the second paragraph of this Proxy Statement, be voted (i) for the election of the nominees for directors named in this Proxy Statement, (ii) for the ratification of Deloitte & Touche LLP as the independent accountants for the Company for the year ending December 31, 1997, and (iii) in the proxyholder's discretion on any other matters that may properly come before the Annual Meeting. Returning a signed proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

     The Company will pay the entire cost of soliciting proxies for the Annual Meeting. Solicitation of proxies may be made through personal visits or telephone calls to stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.


                              ELECTION OF DIRECTORS

     At the Annual Meeting, five directors comprising the entire Board of Directors of the Company are to be elected. The Board of Directors has nominated the following nominees to serve until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

                                                Michael J. Spector
                                                Margaret D. Spector
                                                Blas R. Ferraiuoli
                                                 Frederick D. Moss
                                                 Michael A. Rubin

     The Board of Directors recommends that stockholders vote FOR the election of the five nominees listed above. Michael J. Spector and Margaret D. Spector (the "Spectors") jointly own more than a majority of the outstanding shares of Common Stock. As a result, the Spectors have sufficient votes to elect all of the nominees to the Company's Board of Directors. See "Security Ownership of Certain Beneficial Owners and Management." The Spectors have indicated that they intend to vote for each of the nominees listed above.

     Once a quorum is present, the directors must be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not have an effect on the election of directors of the Company. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote the shares represented thereby in favor of such nominees. In addition, though management does not anticipate that any of the persons named above will be unable, or will decline, to serve, if any of the persons named above is unable to serve or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion.

INFORMATION CONCERNING NOMINEES FOR ELECTION

     The following table sets forth information with respect to each nominee for election to the Board of Directors. The business experience of each individual is set forth in the paragraphs following the table.

                                         AGE AT                           POSITION                       DIRECTOR
            NOMINEE                  JULY 11, 1997                      WITH COMPANY                       SINCE
            -------                  -------------                      ------------                       -----
Michael J. Spector                         50               Chairman, President, Chief Executive           1981
                                                                    Officer and Director

Margaret D. Spector                        45                      Secretary and Director                  1981

Blas R. Ferraiuoli                         52                             Director                         1988

Frederick Moss                             68                             Director                         1990

Michael A. Rubin                           55                             Director                         1995

     MR. SPECTOR currently serves as the Chairman of the Board, President, Chief Executive Officer and is a director of the Company. He has held these positions since the organization of the Company in 1981. His wife, Margaret D. Spector, is Secretary and a director of the Company.

     MRS. SPECTOR currently serves as the Secretary and a director of the Company. She has held these positions since the organization of the Company in 1981. Since July 1993, Mrs. Spector supervises the Company's lawn and garden distribution business.

     MR. FERRAIUOLI was elected a director of the Company in 1988 and continues to hold that position. He has had his own law practice since June 1994. Mr. Ferraiuoli was a partner in the law firm of Axtmayer Adsuar Muniz & Goyco, San Juan, Puerto Rico from March 1994 to June 1994. Prior to March 1994, he was a partner in the law firm of Goldman Antonetti Cordova & Axtmayer, San Juan, Puerto Rico since 1982. Mr. Ferraiuoli practices civil, corporate and administrative law and has provided legal services to the Company since 1987.

     MR. MOSS was elected a director of the Company in 1988 and continues to hold that position. Since 1986, he has been an independent financial consultant in New York City. He has also served as the Chairman of the Board of Trustees of the Cincinnati Stock Exchange since 1989. Mr. Moss is a director of Summit High Yield Fund (mutual fund).

     MR. RUBIN was elected a director of the Company in 1995. Mr. Rubin is an attorney engaged in private practice. He has been a partner in the law firm of Michael A. Rubin, P.A., Coral Gables, Florida, for more than the past five years.

COMPENSATION OF DIRECTORS

     The directors of the Company who are not employees of the Company are paid a quarterly retainer fee of $1,000 and an additional fee of $1,000 for each meeting of the board (or committee thereof) attended, plus any travel and out-of-pocket expenses incurred in connection with the performance of their duties. No separate fees are paid for committee meetings attended on the same day as a Board meeting. The directors of the Company who are employed by the Company do not receive additional compensation for serving as directors.
The Company also provides directors liability insurance for its directors.

DIRECTORS' MEETINGS, COMMITTEES AND FEES

     The Board of Directors held four meetings during 1996. Each member of the Board of Directors (other than Margaret D. Spector who attended 50% of all such meetings) attended at least 75% all of the Board meetings and meetings held by all Committees on which he or she served during such period. The Company has an audit committee which reviews the results of the Company's audits and selects the Company's account ants. This committee held one meeting during 1996. The current members of the audit committee are Messrs. Ferraiuoli, Moss and Spector. The Company also has a Compensation Committee which is responsible for the development and administration of the Company's compensation program. The Compensation Committee held three meetings during 1996. The members of the Compensation Committee are Messrs. Ferraiuoli, Moss, Rubin and Spector. Presently, the Company's Board of Directors has no standing nominating committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Spector, Ferraiuoli, Moss, and Rubin, who with the exception of Mr. Spector, are non-employee directors of the Company. During 1996, none of the executive officers of the Company served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as compensation committee member or director of the Company. Messrs. Ferraiuoli and Rubin, who are directors of the Company, and each have their own practice, were engaged during 1996 for various legal services. Also, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" for a description of certain transactions between the Company and Mr. Spector.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of July 11, 1997 the number of shares of Common Stock of the Company owned beneficially by the following persons and the percentage of all shares outstanding represented by such ownership: (a) each director, nominee for director and executive officer of the Company; (b) all executive officers and directors of the Company as a group; and (c) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole investment and voting power.

                                                                               AMOUNT
                             NAME OF                                       OF BENEFICIAL              PERCENT
                         BENEFICIAL OWNER                                   OWNERSHIP(1)            OF CLASS(1)
                         ----------------                                  -------------            -----------
DIRECTORS, NOMINEES AND MANAGEMENT
  Michael J. Spector..............................................          1,272,382(2)               65.8%
  Highway 690, Km. 5.8
  Vega Alta, PR 00646

  Margaret D. Spector.............................................          1,272,382(2)               65.8%
  Highway 690, Km. 5.8
  Vega Alta, PR 00646

  Frederick D. Moss ..............................................            7,000(3)                  (4)

  Blas Ferraiuoli.................................................            8,500(3)                  (4)

  Michael A. Rubin................................................            4,000(3)                  (4)

  All directors, nominees and
    executive officers as a group,
    consisting of nine persons,
    including those named above...................................          1,319,622(5)               67.28%

OTHER PRINCIPAL HOLDERS

  J. Morton Davis.................................................           189,149(6)                 9.9%
  D.H. Blair Holdings, Inc.
  D.H. Blair Investment Banking Corp.
  44 Wall Street
  New York, New York  10005

--------------------
(1) The percent of class held by each person includes the number of shares of Common Stock the named person(s) has the right to acquire upon exercise of stock options that are exercisable within 60 days of July 15, 1997 (except in the case of Mr. and Mrs. Spector in which case all shares issuable upon exercise of stock options are included whether or nor exercisable within 60 days of July 15, 1997). Shares owned by Mr. and Mrs. Spector include the amount of shares owned by their spouse and therefore are shown more than once. See footnote (2) below. Such shares are shown only once, however, in the total for all directors and officers as a group.
(2) Includes 947,194 shares held directly by Mr. Spector and 269,688 shares held directly by Mrs. Spector. Also, includes stock options to acquire 30,000 and 7,500 shares held by Mr. Spector and Mrs. Spector, respectively. The Spectors share voting and investment power over the shares owned by each other.
(3) Includes 4,500, 4,500 and 1,000 shares issuable upon exercise of stock options exercisable on or within 60 days of July 15, 1997, in the case of Messrs. Moss, Ferraiuoli and Rubin, respectively.
(4)  Represents less than 1%.
(5) Includes 37,500 shares issuable upon exercise of stock options to Mr. and Mrs. Spector and 28,700 shares issuable upon exercise of stock options to other executive officers and directors that are exercisable on or within 60 days of July 15, 1997.
(6) This amount consists of 189,149 shares held in the name of D.H. Blair Investment Banking Corp., a registered broker-dealer which is wholly-owned by D.H. Blair Holdings, Inc., which in turn is wholly-owned by J. Morton Davis. This amount is based upon a Schedule 13G dated February 9, 1995 filed with the Securities and Exchange Commission. According to the
     Schedule 13G, Mr. Davis shares the power to vote and dispose all 189,149 shares of Common Stock reported with the Boards of Directors of Blair Investment and Blair Holdings.

         INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth certain information regarding the executive officers of the Company as of July 11, 1996 who do not serve on the Company's Board of Directors.


        NAME (AGE)                POSITIONS WITH THE COMPANY
        ----------                --------------------------
Guillermo Fradera (46)            Vice President and General Manager of Miami
                                  Operations

Alfonso Ortega (43)               Vice President, Treasurer and Chief Financial
                                  Officer

Rene Llerandi (37)                Vice President - Marketing

Luis Torres (37)                  Vice President - Production


     Officers serve at the discretion of the Board of Directors. All of the executive officers of the Company except Margaret D. Spector devote their full time to the operations of the Company.

BACKGROUND OF EXECUTIVE OFFICERS

     Set forth below is a summary of the background of each person who was an executive officer of the Company as of June 21, 1996, other than executive officers who also serve as directors.

     MR. FRADERA currently serves as the Vice President and General Manager of the Company's Miami operations. He has held these positions since December 1989. He joined the Company in 1984 and served as Vice President for Corporate Development from 1987 to 1989.

     MR. ORTEGA currently serves as the Vice President, Treasurer and Chief Financial Officer of the Company. He has held this position since January 1993. From 1989 to January 1993, Mr. Ortega was an audit manager for the accounting firm of Vila Del Corral & Company, San Juan, Puerto Rico.

     MR. LLERANDI currently serves as Vice President of Marketing. He has held this position since April 1, 1993. He joined the Company in 1988 as Sales Manager for Puerto Rico.

     MR. TORRES currently serves as Vice President of Production. He has held this position since April 1, 1993. He joined the Company in 1990 as Production Manager for Puerto Rico.


                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company has a Compensation Committee which is principally responsible for the development and administration of the Company's compensation program.

     The Company's executive compensation program is designed to retain experienced management and to link corporate performance and returns to shareholders. To this end, the Company has developed a compensation strategy that ties a portion of executive compensation to the Company's performance and to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interests through the use of stock options linked to stock performance.

     The key elements of the Company's executive compensation consist of base salary, an annual bonus and the grant of stock options. The Company's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Michael J. Spector, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee will take into account the full compensation package afforded by the Company to the individual, including insurance and other benefits, as well as the programs described below.

BASE SALARIES

     Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies in similar industries and markets.

     Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities. Non-financial performance measures are also considered. These include increase in market share, efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

     With respect to the base salary of Mr. Spector, the Compensation Committee has taken into account a comparison of base salaries of chief executive officers of similar companies, the performance of the Company's common stock and an assessment of Mr. Spector's individual performance. Other factors that have and will be taken into account are the longevity of Mr. Spector's service to the Company and its belief that Mr. Spector is an excellent representative of the Company to the public by virtue of his stature in the community and the industry. Mr. Spector has not received an increase in his base salary since 1990.

ANNUAL BONUS

     The Company's executive officers are eligible for an annual bonus based on the Company's profitability and performance as a whole. All executive bonuses are recommended by the Compensation Committee and must be approved by the full Board of Directors.

     During 1996, as for prior years, bonuses for all executives, including Mr. Spector, have been determined principally on a general evaluation of the performance of the Company as a whole. Based on the results of this evaluation, the executive officers are paid an annual bonus based on a percentage of their annual salary. The percentage used for 1996 was 8.5%. The Committee's goal is to evolve the Company's bonus system to one where more specific performance measures are established at the beginning of the year and bonuses would be tied to meeting these goals.

STOCK OPTIONS

     Under the Company's 1998 Stock Benefits Plan, which was approved by shareholders, stock options are granted to the Company's executive officers. Stock options are designed to align the interests of executives with those of the shareholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant and vest over five years. This approach is designed to incentivize the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

     Grants of options are made by the Compensation Committee based on guidelines tied to the Company's performance. The Committee may decide not to grant options in the event of poor corporate performance.

CONCLUSION

     Through the programs described above, a portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation.

                                        COMPENSATION COMMITTEE
                                     OF THE BOARD OF DIRECTORS

                                             Blas R. Ferraiuoli
                                             Frederick D. Moss
                                             Michael A. Rubin
                                             Michael J. Spector

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation paid by the Company to the Chief Executive Officer for services rendered in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994. No other executive officer of the Company received total annual salary and bonus exceeding $100,000 during 1996.

                  NAME AND                                                                        OTHER ANNUAL
             PRINCIPAL POSITION                            ANNUAL COMPENSATION                    COMPENSATION
             ------------------              ------------------------------------------------     ------------
                                                              SALARY             BONUS
                                                              ------             -----
Michael J. Spector                              1996:        $160,000           $13,600               $0
Chairman, President, Chief                      1995:         160,000            13,600                0
Executive Officer and Director                  1994:         160,000            13,600                0

GRANT OF STOCK OPTIONS

     The following table sets forth certain information regarding the grant of stock options made to Michael Spector during the year ended December 31, 1996.

                                                                                              POTENTIAL REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL RATES
                                                                                              OF STOCK PRICE APPRECIATION
                                                                                                    FOR OPTION TERM
                                                                                             -----------------------------
                                         % OF TOTAL
                       # OF SHARES     OPTIONS GRANTED
                       UNDERLYING      TO EMPLOYEES IN   EXERCISE PRICE
       NAME        OPTIONS GRANTED(1)    FISCAL YEAR      ($/SHARE)(2)     EXPIRATION DATE      5%($)         10%($)
       ----        ---------------       -----------      ---------        ---------------      -----         ------
Michael J. Spector      17,500(3)            48%             $3.44             8/9/2001         $9,641        $27,919
-------------------

(1) Options become exercisable at the rate of 20 percent on the first, second, third, fourth and fifth anniversary of the grant date.
(2) The exercise price is based on the average of the bid and ask prices for the Company's Common Stock on August 9, 1996, the date of grant.
(3) Includes options to acquire 2,500 shares granted to Margaret D. Spector, the wife of Michael J. Spector.

OPTIONS EXERCISED DURING 1996 AND OPTION VALUES AT DECEMBER 31, 1996

     The following table sets information on outstanding options held by the Company's chief executive officer and their value at December 31, 1996. There were no exercises of options during 1996. Value is calculated as the difference between the last sales price of the Common Stock and the exercise price at as of December 31, 1996.

                                                                NUMBER OF SHARES                  VALUE OF UNEXERCISED
                                                                   UNDERLYING                         IN-THE-MONTH
                                                               UNEXERCISED OPTIONS                     OPTIONS AT
                              SHARES                              AT 12/31/96                        12/31/96 (1)(2)
                             ACQUIRED         VALUE       ------------------------------     ------------------------------
           NAME             ON EXERCISE     REALIZED      EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
           ----             -----------     --------      -----------      -------------     -----------      -------------
  Michael J. Spector(1)          -              -            12,000           25,500            $4,080           $3,770

------------------
(1) Includes 7,500 options held by to Margaret D. Spector, the wife of Michael J. Spector.
(2) Based on the last sales price of $3 1/2 per share on December 31, 1996 and an exercise price of $3.16 for all exercisable options and an exercise price of $3.16 and $3.44 for 8,000 and 17,500 of unexercisable options, respectively.


                                PERFORMANCE GRAPH

     The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Performance Graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock to that of the Center for Research in Securities Prices ("CRSP") Index for NASDAQ Stock Market (US Companies) and a Peer Group Index. The Peer Group Index consists of corporations engaged in the nursery business (Calloways Nursery Inc., Sunbelt Nursery Group and General Host Corp.). The Performance Graph assumes (i) that $100 was invested on December 31, 1991 in the case of each of the CRSP Index for NASDAQ Stock Market (U.S. Companies) and the Peer Group Index and on March 18, 1993 in the case of the Company's Common Stock; and (ii) the reinvestment of all dividends.


     Prior to August 23, 1991, the Company's Common Stock was quoted on the NASDAQ National Market System under the Symbol MRGO. On August 23, 1991, the Common Stock was deleted from the NASDAQ National Market System due to the Company's failure to meet the reporting requirements of the Securities Exchange Act of 1934. On March 18, 1993, the Common Stock resumed trading on the NASDAQ Small Capital market under the symbol MRGO. Since the Performance Graph does not cover periods during which the Company's Common Stock was not quoted on NASDAQ, the Performance Graph does not take into account a special $4.00 per share divided paid in February 1993 to the holders of the Company's Common Stock.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

CRSP TOTAL RETURNS INDEX FOR:         12/31/91   12/31/92   12/31/93   12/30/94   12/29/95   12/31/96
                                      --------   --------   --------   --------   --------   --------
Margo Nursery Farms, Inc.              100.0      100.0      128.6       73.2      117.9       92.0
Nasdaq Stock Market (US Companies)     100.0      116.4      133.6      130.6      184.7      227.1
Self-Determined Peer Group             100.0      115.8       80.9       52.5       49.1       34.0

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AMOUNT DUE FROM/TO PRINCIPAL SHAREHOLDER

     In connection with the settlement of the Company's litigation with First Union on May 29, 1996, the Company advanced $340,158 on behalf of Michael J. Spector, which was the portion of the settlement that corresponded to claims made by First Union National Bank of Florida against Mr. Spector in his individual capacity. This amount was reduced by $66,506 that was due to the shareholder in connection with the purchase of the residence described below under "Purchase of Residence." Accordingly, at December 31, 1996, Mr. Spector owed the Company $273,652. The Company is not currently charging Mr. Spector interest on the amounts owed to the Company.

     As of December 31, 1995, the Company owed its principal shareholder, approximately $107,000 arising principally from lease payments for the Puerto Rico nursery farm. This balance was paid during 1996.

LEASE AND OPTION TO PURCHASE PUERTO RICO NURSERY FARM

     Effective January 1, 1993, the Company and the Spectors entered into a lease agreement with respect to the Puerto Rico nursery farm. The lease has an initial term of five years and may be renewed for one additional term of five years at the option of the Company. During the initial term of the lease, rent was set at $19,000 per month. During the renewal term, the rent increases to the greater of (x) $24,000 per month or (y) the original $19,000 per month adjusted on the basis of the increase in the Wholesale Price Index ("WPI") published by the United States Department of Labor, Bureau of Labor Statistics, from the WPI which was in effect on January 1, 1993 to the WPI in effect on January 1, 1998. Additionally, the Company must pay all taxes on the property, maintain certain insurance coverages and otherwise maintain the property. The lease also contains an option which permits the Company to purchase the property at its appraised value at any time during the term of the lease. In consideration of the option the Company must pay the Spectors $1,000 per month.

     Effective January 1, 1994, the lease agreement was amended to include an additional 25-acre tract of land adjacent to the existing nursery facility for a five-year period. The rent for this additional tract is $1,750 per month. This lease terms for this additional tract do not include renewal or purchase options.

     During the year ended December 31, 1996, total rent expense related to the Puerto Rico nursery farm amounted to $249,000. The Company paid an additional $12,000 during 1996 for the option to purchase the Puerto Rico nursery facility.

PURCHASE OF RESIDENCE

     In August 1990, the Company agreed to lease a residence located in Puerto Rico from a partnership whose partners include Michael J. Spector and Margaret
D. Spector. The lease had an initial term of five years and provided for payments of $2,000 per month for the first year of the lease and $2,500 per month each of the remaining four years. The Company also paid utilities, taxes, insurance, maintenance and repairs on the residence. The Company utilizes the residence to house employees, including employees traveling from Miami, as well as off island customers.

     In January 1996, the Company purchased the residence from the partnership. The purchase price, based on an independent appraisal prepared by a certified appraiser, amounted to $220,800, including the assumption of the mortgage referred to below. The property was subject to a 10% commercial loan with a balance of approximately $88,000, which was assumed by the Company. The Company believes that the purchase price for the residence was comparable to that which the Company would have obtained in an arm's length transaction with unaffiliated parties.

CERTAIN OTHER RELATIONSHIPS

     During 1996 the Company engaged Blas Ferraiuoli and Michael A. Rubin, each a director of the Company, to render legal services on behalf of the Company.


                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP to act as the Company's independent accountants subject to ratification by the Company's shareholders. On July 2, 1997, the Board of Directors of the Company voted to appoint Deloitte & Touche LLP to act as the Company's independent certified public accountants with respect to the fiscal year ending December 31, 1997 and not to renew the engagement of Kaufman, Rossin & Co., which had served as the Company's independent public accountants since 1991. The decision to change independent auditors, which was taken by the full Board of Directors without a recommendation of the Audit Committee, was based on the Board's conclusion that it was in the best interests of the Company to select an accounting firm with an office in Puerto Rico, where the Company's principal operations are located.

     Deloitte & Touche LLP is expected to have a representative present at the Annual Meeting. The representative is expected to be available to answer appropriate questions and will be given an opportunity, if he so desires, to make a statement. Kaufman, Rossin & Co. is not expected to have a representative present at the Annual Meeting.

     Neither management nor anyone on its behalf has consulted with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements. Neither a written report or oral advice provided by Deloitte & Touche LLP was considered by the Company as an important factor in reaching a decision as to the accounting, auditing or financial reporting issue during the Company's two most recent fiscal years or the subsequent interim period prior to the appointment of Deloitte & Touche LLP.

     The reports of Kaufman, Rossin & Co. on the Company's financial statements for the years ended December 31, 1995 and December 31, 1996 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since January 1, 1995, the Company has not had any disagreements with Kaufman, Rossin & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that would require disclosure pursuant to the rules and regulations of the Securities and Exchange Commission.

     Ratification of the appointment of Deloitte & Touche LLP as the independent accountants of the Company requires the affirmative vote of a majority of the votes cast by the holders of the Common Stock at the Annual Meeting. The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for 1997.

                              SECTION 16 DISCLOSURE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Copies of these reports are also required to be supplied to the Company. Specific dates for filing these reports have been established by the SEC, and the Company is required to report in the annual report any failure of its directors and executive officers to file by the relevant due date any of these reports during the fiscal year ended December 31, 1996. Based solely on its review of the copies of the report received by it, the Company believes that all such filing requirements were satisfied, except that Michael J. Spector, Margaret D. Spector, Blas R. Ferraiuoli, Frederick D. Moss, Michael A. Rubin, Guillermo Fradera, Alfonso Ortega, Rene Llerandi and Luis Torres filed one late report each relating to the granting of stock options.


                              STOCKHOLDER PROPOSALS

     Any proposal that a stockholder wishes to present for consideration at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than March 7, 1998. Proposals should be directed to the attention of the Secretary of the Company. At the present time, the Company contemplates that its next annual meeting will occur in July 1998.


                                  ANNUAL REPORT

     A copy of the Company's Annual Report to Shareholders containing the consolidated financial statements of the Company for the fiscal year ended December 31, 1996 is being mailed to each stockholder together with this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.


                                  OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Annual Meeting other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment on such matter.


                       By Order of the Board of Directors


                       Margaret D. Spector
                       Secretary

                       Vega Alta, Puerto Rico
                       July 15, 1997

                           MARGO NURSERY FARMS, INC.

                      PROXY-ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Michael J. Spector and Alfonso Ortega, and each of them severally, as proxies, with full power of substitution, to vote on behalf of the undersigned all of the shares of the Common Stock of MARGO NURSERY FARMS, INC., a Florida corporation (the "Coompany"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Pietrantoni Mendez & Alvarez, Suite 1901, Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico on Friday, August 15, 1997 at 10:00 a.m. (local time), and at any adjournment or postponement thereof, upon the following matters:

         (1) To elect five directors;
         (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors; and
         (3) to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" EACH OF THE ABOVE PROPOSALS.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                                                               PLEASE MARK
                                                               YOUR VOTES AS
                                                               INDICATED IN
                                                               THIS EXAMPLE [X]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

PROPOSAL (1) Election of Directors.

   FOR             WITHHOLD
ALL NOMINEES       AUTHORITY
  LISTED       FOR ALL NOMINEES
   [ ]              [ ]

THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS ARE:

NOMINEES: Blas R. Ferraiuoli, Frederick D. Moss, Michael A. Rubin,
          Margaret D. Spector, Michael J. Spector

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name on the line immediately below.

             ___________________________________________________________________

PROPOSAL (2) Ratification of appointment of Deloitte &
Touche LLP as independent auditors of the Company.

FOR     AGAINST     ABSTAIN
[ ]      [ ]          [ ]

PROPOSAL (3) In the discretion of such proxies, upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

Dated:_________________________________________

_______________________________________________
            Signature of Stockholder

_______________________________________________
            Signature of Stockholder

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
JOINT OWNERS SHOULD BOTH SIGN. PLEASE BE SURE TO
DATE THE PROXY AND RETURN THE SAME PROMPTLY.